UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 25, 2009

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MEDIS TECHNOLOGIES LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-30391 (COMMISSION FILE NUMBER)	13-3669062 (I.R.S. EMPLOYER IDENTIFICATION NO.)

805 Third Avenue
New York, New York 10022
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 935-8484
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 31, 2009, we issued a press release announcing our financial results for the quarter and year ended December 31, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2009, Michael Resnick, age 51, our principal accounting officer for more than the past five years, agreed to be appointed as our acting and interim principal financial officer through the filing of this Annual Report on Form 10-K for the year ended December 31, 2008. Mr. Resnick started at Medis El Ltd., our wholly-owned subsidiary, in 1995 as an accountant. He was appointed as our Vice President and Controller in 2004 and Senior Vice President and Controller in 2005. In 2006, Mr. Resnick was appointed as our Senior Vice President and Chief Accounting Officer. There are no material plans, contracts or arrangements to which Mr. Resnick is a party or in which Mr. Resnick participates that was entered into in connection with Mr. Resnick’s appointment as our acting and interim principal financial officer.

Furthermore, on March 25, 2009, Mr. Resnick and our management agreed that Mr. Resnick’s last day of employment with our company will be March 31, 2009. Mr. Resnick shall cease being both our principal accounting officer and our acting and interim principal financial officer upon the termination of his employment.

Item 7.01. Regulation FD Disclosure.

On March 30, 2009, we retained Steve Crea as our interim Chief Financial Officer, effective as of April 1, 2009.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Shell Company Transactions - None

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued on March 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2009

MEDIS TECHNOLOGIES LTD. By: /s/ Jose Mejia Name: Jose Mejia Title: President and Chief Executive Officer